Exhibit 1.4

APPROVED BY

GENERAL MEETING OF SHAREHOLDERS OF MOBILE TELESYSTEMS PUBLIC JOINT- STOCK COMPANY

ON JUNE 29, 2017, MINUTES NO.

AMENDMENTS AND ADDITIONS TO THE CHARTER

OF MOBILE TELESYSTEMS

PUBLIC JOINT-STOCK COMPANY

Clause 1.9 of the Charter of Mobile TeleSystems Public Joint-Stock Company “Information about Reorganizations and Succession of the Entity” shall be supplemented with subclauses reading as follows:

(66)       The Entity is a legal successor of all rights and obligations to SMARTS-Yoshkar-Ola Joint-Stock Company (registered by the Inspectorate of the Federal Tax Service for Yoshkar-Ola on January 27, 2015, a registration entry made by the Inspectorate of the Federal Tax Service for Yoshkar-Ola into the Unified State Register of Legal Entities under the Primary State Registration Number 1156315000467 on January 27, 2015), reorganized by way of merger into Mobile TeleSystems Public Joint-Stock Company.

(67)       The Entity is a legal successor of all rights and obligations to COMSTAR KhMAO Joint-Stock Company (registered by the Inspectorate of the Federal Tax Service for Surgut area of Khanty-Mansi Autonomous District — Yugra on August 20, 2015, a registration entry made by the Inspectorate of the Federal Tax Service for Surgut area of Khanty-Mansi Autonomous District - Ugra into the Unified State Register of Legal Entities under the Primary State Registration Number 1157746769971 on August 20, 2015), reorganized by way of merger into Mobile TeleSystems Public Joint-Stock Company.

(68)       The Entity is a legal successor of all rights and obligations to Telecom Povolzhye Limited Liability Company (registered by the Interdistrict Inspectorate of the Federal Tax Service No. 46 for Moscow on May 15, 2014, a registration entry made by the Interdistrict Inspectorate of the Federal Tax Service No. 46 for Moscow into the Unified State Register of Legal Entities under the Primary State Registration Number 1147746543779 on May 15, 2014), reorganized by way of merger into Mobile TeleSystems Public Joint-Stock Company.

President
of Mobile TeleSystems
Public Joint-Stock Company	A.A. Dubovskov